UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2015

MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY & COMMODITY L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-31563	13-4084211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2015, Ceres Managed Futures LLC, the general partner of Morgan Stanley Smith Barney Spectrum Currency & Commodity L.P. (the “Registrant”), acting on behalf of the Registrant, and Morgan Stanley & Co. LLC (“MS&Co.”), executed a U.S. Treasury Securities Purchase Authorization Agreement (the “Authorization Agreement”), between MS&Co. and the Registrant, pursuant to which, effective as of June 1, 2015, MS&Co. is authorized and instructed to, among other things, purchase U.S. Treasury securities with available cash from the Registrant’s account. The Authorization Agreement is in addition to and supplements the Registrant’s commodity futures customer agreement with MS&Co. (the “Existing Customer Agreement”).

The Authorization Agreement may be terminated by MS&Co. at any time; however, notwithstanding any such termination, MS&Co. will provide the services until the maturity date of the U.S. Treasuries held in the Registrant’s account at the time of the notice to terminate.

There have been no changes to the fees paid to MS&Co. pursuant to the Existing Customer Agreement and, in all other respects, the Existing Customer Agreement remains unchanged and of full force and effect in regards to the Registrant.

The Authorization Agreement is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description

10.1	U.S. Treasury Securities Purchase Authorization Agreement, effective as of June 1, 2015, by and among Morgan Stanley & Co. LLC and the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY & COMMODITY L.P.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: November 4, 2015

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